THIRD AMENDMENT TO

DISTRIBUTION AGREEMENT

This third amendment (the “Amendment”) to the Distribution Agreement dated as of June 22, 2018, as amended (the “Agreement”), by and between Six Circles Trust (the “Trust”) and Foreside Fund Services, LLC (the “Distributor”), is entered into as of July 27, 2020 (the “Effective Date”).

WHEREAS, the Trust and the Distributor (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of the Six Circles Credit Opportunities Fund (hereinafter the “Credit Opportunities Fund”); and

WHEREAS, pursuant to Section 16 of the Agreement all amendments are required to be in writing and signed by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with Exhibit A attached hereto to reflect the addition of the Credit Opportunities Fund.

3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

SIX CIRCLES TRUST		FORESIDE FUND SERVICES, LLC

By:		By:
	Name: Mary Savino		Name: Mark Fairbanks
	Title: President		Title: Vice President

EXHIBIT A

As of July 27, 2020

Fund Names

Six Circles Ultra Short Duration Fund

Six Circles Tax Aware Ultra Short Duration Fund

Six Circles U.S. Unconstrained Equity Fund

Six Circles International Unconstrained Equity Fund

Six Circles Managed Equity Portfolio U.S. Unconstrained Fund

Six Circles Managed Equity Portfolio International Unconstrained Fund

Six Circles Global Bond Fund

Six Circles Tax Aware Bond Fund

Six Circles Credit Opportunities Fund